599

NUMBER
OII

SHARES

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE



COMMON STOCK
PAR VALUE OF 25¢ EACH

SEE REVERSE SIDE
FOR LEGEND

THIS CERTIFICATE IS TRANSFERABLE
IN NEW YORK, NEW YORK

CUSIP 675232 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

OCEANEERING INTERNATIONAL, INC.

This is to Certify that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

Oceaneering International, Inc. transferable upon the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

CERTIFICATE OF STOCK

EERING

Dated

OCEANEERING INTERNATIONAL, INC. CORPORATE SEAL 1969 DELAWARE

COUNTERSIGNED AND REGISTERED:
FIRST CHICAGO TRUST COMPANY OF NEW YORK,
TRANSFER AGENT
AND REGISTRAR,

BY

AUTHORIZED SIGNATURE.

John R. Huff
CHAIRMAN

George R. Haubenreich Jr.
SECRETARY

American Bank Note Company